Exhibit 3.24

BYLAWS

OF

SMI MERGER SUB, INC.

TABLE OF CONTENTS

ARTICLE I. GENERAL PROVISIONS		1

1.	Principal Office In Delaware	1
2.	Registered Office	1
3.	Other Offices	1
4.	Number Of Directors	1
5.	Annual Meetings	1
6.	Fiscal Year	1

ARTICLE II. MEETINGS OF SHAREHOLDERS		2

1.	Annual Meeting	2
2.	Special Meetings	2
3.	Place Of Meeting	2
4.	Notice Of Meeting	2
5.	Waiver Of Notice	2
6.	Voting List	3
7.	Quorum	3
8.	Organization	3
9.	Voting Of Shares	3
10.	Voting By Representative	4
11.	Inspectors Of Election	4
12.	Proxies	4
13.	Informal Action By Shareholders	5

ARTICLE III. BOARD OF DIRECTORS		5

1.	General Powers	5
2.	Number, Tenure And Qualifications	5
3.	Quorum And Manner Of Acting	5
4.	Resignation	5
5.	Removal	5
6.	Vacancies	6
7.	Number Of Directors Increased	6
8.	Compensation Of Directors	6
9.	Place Of Meetings, Etc.	6
10.	Annual Meeting	6
11.	Regular Meetings	6
12.	Special Meetings; Notice	6
13.	Substitutes For Notice	7
14.	Director’s Assent Presumed	7
15.	Order Of Business	7
16.	Action Without Meeting	7
17.	Committees	7

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ARTICLE IV. OFFICERS		8

1.	Executive Officers	8
2.	Election And Term Of Office	8
3.	Removal	8
4.	Resignations	8
5.	Vacancies	8
6.	Powers And Duties Of The President	8
7.	Powers And Duties Of The Vice-Presidents	9
8.	Powers And Duties Of The Secretary	9
9.	Powers And Duties Of The Treasurer	9
10.	Assistant Secretaries And Assistant Treasurers	9
11.	Other Assistants And Acting Officers	9
12.	Salaries	10
13.	General Manager	10

ARTICLE V. SHARES AND THEIR TRANSFER		10

1.	Certificates For Shares	10
2.	Execution Of Certificates	10
3.	Share Record	10
4.	Cancellation	10
5.	Transfers Of Stock	10
6.	Regulations	11
7.	Lost, Destroyed, Or Mutilated Certificates	11
8.	Closing Of Transfer Books	11

ARTICLE VI. WRITTEN INSTRUMENTS, LOANS, CHECKS AND DEPOSITS		11

1.	Written Instruments	11
2.	Loans	12
3.	Checks, Drafts, Etc.	12
4.	Deposits	12

ARTICLE VII. MISCELLANEOUS PROVISIONS		12

1.	Corporate Seal	12
2.	Voting Of Stocks Owned By The Corporation	12
3.	Dividends	12
4.	Shareholders’ Right To Information	12
5.	Conducting Of Meetings	13

ARTICLE VIII. SPECIAL PROVISIONS		13

1.	Indemnification; Third Party Actions	13
2.	Indemnification; Derivative Actions	13
3.	Indemnification; Further Provisions	14

ARTICLE IX. AMENDMENTS		14

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BYLAWS

OF

SMI MERGER SUB, INC.

ARTICLE I. GENERAL PROVISIONS

1. Principal Office In Delaware.

The principal office of SMI Merger Sub, Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be located at such place as designated by the Board of Directors of the Corporation from time to time.

2. Registered Office.

The registered office of the Corporation is located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801

3. Other Offices.

The Corporation may have places of business or other offices, either within or without the State of Delaware, as the Board may determine or as shall be appropriate for the conduct of its business.

4. Number Of Directors.

The initial number of the Board of Directors shall be one (1). The Board of Directors shall have such powers and be subject to such duties as are provided in these Bylaws. After shares are issued, only the shareholders may change the range for the size of the Board of Directors and may change from a variable-range size board to a fixed-size board. The Board of Directors shall have such powers and be subject to such duties as are provided in these Bylaws.

5. Annual Meetings.

The annual meeting of the shareholders shall be held on the first Monday in the month of April in each year, at 10 o’clock A.M., at such place as shall be provided in these Bylaws. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders and at the same place where said meeting of shareholders finally adjourned unless otherwise provided in section 10 of Article III.

6. Fiscal Year.

The fiscal year of the corporation shall end at the close of business on the last day of June of each year.

ARTICLE II. MEETINGS OF SHAREHOLDERS

1. Annual Meeting.

The annual meeting of the shareholders shall be held at the date and time as set forth in section 5 of Article I for the purpose of electing directors and for such other business as may come before the meeting. If the annual meeting date shall be a legal holiday, the meeting shall be held on the next succeeding business day at the same time and place. If the election of directors shall not be held on the day designated herein for such annual meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special shareholder meeting as soon thereafter as conveniently may be.

2. Special Meetings.

Special shareholder meetings, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board, and shall be called by the President at the written request of the holders of not less than one-tenth of the outstanding shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the meeting.

3. Place Of Meeting.

The Board may designate any place, either within or without the State of Delaware, for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all shareholders entitled to vote thereat may designate any place, either within or without the State of Delaware, as the place of the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Delaware, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

4. Notice Of Meeting.

Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which called, shall be delivered not less than ten days (or such greater number as required by law) nor more than fifty days before the meeting, either personally or by mail, by or at the direction of the President, or the officer or person calling the meeting, to each shareholder of record entitled to vote thereat. If mailed, such notice shall be deemed delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock record books, with postage prepaid.

5. Waiver Of Notice.

(a) A written waiver of notice signed by any shareholder entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of notice to such shareholder in due time as required by law and these Bylaws.

(b) Presence at or participation in any shareholders’ meeting, in person or by proxy, shall be equivalent to waiver of giving of notice of such meeting and irregularities in any notice given.

6. Voting List.

The person having charge of the stock transfer books shall make, at least ten days before each shareholder meeting, a complete list of shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation subject to inspection by any shareholder during usual business hours. Such list shall also be produced at the meeting and shall there be subject to inspection of any shareholder. The stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or books or to vote at any shareholder meeting. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

7. Quorum.

At any shareholder meeting a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum, unless a larger number is required by law or the Articles of Incorporation, and in that case, the representation of the number so required shall constitute a quorum. If the holders of the number of shares necessary for a quorum shall fail to attend in person or by proxy at the time and place fixed for an annual or special meeting, a majority in interest of the shareholders present in person or by proxy may adjourn by announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

8. Organization.

(a) The President, or in the President’s absence the senior (in point of service) Vice President present shall call meetings of the shareholders to order and shall act as Chairman. In the absence of any of the above, the holders of a majority of the shares present may appoint any shareholder to act as Chairman.

(b) The Secretary shall act as secretary at all shareholder meetings. In the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

9. Voting Of Shares.

(a) Except as otherwise provided by law or these Bylaws, each outstanding share of stock entitled to vote thereon shall have one vote on each matter submitted to a vote, and at each election of directors shall be entitled to vote the number of shares owned by the shareholder for as many persons as there are directors to be elected. Such vote may be cast either in person or by proxy executed and delivered as provided in Section 12 of this Article.

(b) The shareholders having the right to vote at any meeting shall only be those of record on the stock books of the Corporation, and those acting in a representative capacity under Section 10 of this Article, on the date fixed pursuant to Section 8 of Article V.

(c) Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

(d) Voting by shareholders may be viva voce unless the Chairman shall order or any shareholder shall demand that voting be by ballot. In such case each ballot shall be signed by the shareholder voting, or in such shareholder’s name by proxy, and shall state the number of shares voted by such shareholder.

(e) If a quorum is present, the vote of the majority of the shares represented at the meeting and entitled to vote thereon shall be the act of the shareholders, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

10. Voting By Representative.

(a) Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without transfer into such person’s name.

(b) Shares held by or under the control of a receiver may be voted by such receiver without transfer into such receiver’s name upon appropriate order of the court appointing such receiver.

(c) Shares held in the name of a trustee may be voted by such trustee, either in person or by proxy, upon transfer into such trustee’s name.

(d) A shareholder may vote shares pledged until transferred into the pledgee’s name and thereafter the pledgee shall be entitled to vote such shares.

11. Inspectors Of Election.

The Board in advance of any shareholder meeting may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not appointed, the Chairman of such meeting may, and on the request of any shareholder or such shareholder’s proxy, shall make such appointment. If any appointed inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting, or at the meeting by the Chairman. The inspectors shall register proxies, determine the number of shares outstanding, the voting power of each, the shares represented, the existence of a quorum, the authenticity, validity and effect of proxies, determine all challenges and questions in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts proper to conduct the election or vote with fairness to all shareholders. No inspector need be a shareholder.

12. Proxies.

At all shareholder meetings, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary or the Chairman before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein. Each proxy for any shareholders’ meeting shall be registered with the election inspectors prior to such meeting. Registration shall be on the same date and at the same premises as the meeting and shall commence at least one hour prior to and terminate prior to the start of the meeting. Any proxies not so registered shall not be recognized, counted or tabulated as to any matters before the particular meeting.

13. Informal Action By Shareholders.

Any action required or permitted by law or the Articles of Incorporation or these Bylaws to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less that 90% of the votes entitled to be cast at a shareholders meeting. Prompt notice of the taking of any such corporate action by consent shall be given to those shareholders of the corporation who have not signed a written consent approving of the action so taken.

ARTICLE III. BOARD OF DIRECTORS

1. General Powers.

The business and affairs of the Corporation shall be managed by the Board of Directors, herein sometimes referred to as the “Board.”

2. Number, Tenure And Qualifications.

The number of directors shall be as determined in section 4 of Article I. Each director shall hold office until the next succeeding annual meeting and until a successor shall have been elected and qualifies, or until death, resignation or removal. Directors need not be residents of the State of Delaware, nor shareholders of the Corporation.

3. Quorum And Manner Of Acting.

A majority of the directors fixed by section 4 of Article I shall constitute a quorum; but if at any meeting there be less than a quorum present, a majority of the directors present may adjourn the meeting without notice until a quorum shall be present. At all meetings of directors, a quorum being present, the act of the majority of the directors present shall be the act of the Board.

4. Resignation.

Any director may resign by written notice to the President, or to the Secretary. Such resignation shall take effect upon receipt of notice thereof or at such later date as specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

5. Removal.

A director shall be subject to removal at a special meeting of the shareholders by the vote of a majority of the voting shares then outstanding.

6. Vacancies.

Any vacancy in the Board may be filled by vote of a majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of the director’s predecessor, and until the election of a successor.

7. Number Of Directors Increased.

If the number of directors be increased, the new directorship shall be filled by vote of a majority of directors then in office, even if less than a quorum. Any director so elected shall serve until election of a successor.

8. Compensation Of Directors.

The directors shall be entitled to be reimbursed for expenses for attendance at any Board meeting and the Board may provide that the Corporation shall pay each director, except officers who are directors, compensation for services as fixed by the Board. Nothing herein shall preclude any director from serving the Corporation or any subsidiary in any other capacity and receiving compensation therefor. The Board may provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries for services rendered by such persons to the Corporation.

9. Place Of Meetings, Etc.

Except as provided in the following section, the Board may hold its meetings and keep the books and records of the Corporation (except the shareholder record which must be kept at its registered office, or principal place of business) at such place or places within or without the State of Delaware, as the Board determines.

10. Annual Meeting.

Immediately after the final adjournment of each annual shareholder meeting, the Board shall meet for the purpose of election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice signed by all directors.

11. Regular Meetings.

Regular meetings of the Board shall be held without need for notice thereof at such place and time as the Board shall fix and determine.

12. Special Meetings; Notice.

(a) Special meetings of the Board shall be held whenever called by the President, or one-third of the directors in office.

(b) Notice of each such meeting shall be mailed to each director, at the director’s address as it appears on the books of the Corporation, at least five days before the meeting, or shall be sent to the director at such place by telegraph, cable, radio or wireless, or delivered personally or by telephone not later than the second day before the meeting. Each notice shall state the time and place of the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which every director is present, even without any notice, any business may be transacted.

13. Substitutes For Notice.

A written waiver of notice signed by a director, whether before or after the meeting, shall be equivalent to the giving of notice in due time as required by these Bylaws. Attendance of a director at a meeting shall constitute a waiver of notice, except where the director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

14. Director’s Assent Presumed.

A director who is present at a Board meeting shall be presumed to have assented to any action taken thereat unless the director’s dissent is entered in the minutes or the director shall file such written dissent thereto with the secretary of the meeting before adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

15. Order Of Business.

(a) At Board meetings, business shall be transacted in such order as the Board determines.

(b) At Board meetings, the President, or in the President’s absence the senior Vice-President (in point of service) present, or in the absence of all Vice-Presidents, the senior director (in point of service) shall preside.

16. Action Without Meeting.

Any action required or permitted by law or the Articles of Incorporation or these Bylaws to be taken at any meeting of the Board may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors then in office.

17. Committees.

The Board, by vote of a majority of the number of directors fixed by section 4 of Article I, may establish one or more committees, each committee to consist of such number of directors elected by the Board, to serve at the will of the Board and to have the powers and duties delegated to it by the Board. Each such committee may set rules governing the conduct of its activities.

ARTICLE IV. OFFICERS

1. Executive Officers.

The executive officers may include a President, one or more Vice-Presidents, a Secretary and a Treasurer. None of the officers need be directors. One person may hold the offices and perform the duties of any two or more of said offices.

2. Election And Term Of Office.

The executive officers shall be chosen by the Board at its annual meeting. Each such officer shall hold office until the next succeeding annual Board meeting and until a successor shall have been duly chosen and shall qualify or until death, resignation or removal.

3. Removal.

Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but without prejudice to the contract rights, if any, of such person. Election or appointment of an officer or agent shall not in itself create contract rights. The officers and agents appointed under sections 10 and 11 of this Article may be removed by the Board or by any superior officer or agent upon whom the power to appoint has been conferred by the Board.

4. Resignations.

Any officer may resign by written notice thereof to the President or to the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, acceptance thereof shall not be necessary to make it effective.

5. Vacancies.

A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for the election or appointment to such office for such term.

6. Powers And Duties Of The President.

Subject to the control of the Board itself, the President shall have general charge of and direct the operations of the Corporation. The President shall keep the Board fully informed and shall consult with them concerning the business of the Corporation. The President shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the President may deem necessary or proper in the course of the Corporation’s regular business, or which shall be authorized by the Board. The President may sign in the name of the Corporation reports and all other documents or instruments which are necessary or proper in the course of the Corporation’s business. The President shall perform all duties incident to the office, as herein defined, and all such other duties as from time to time may be assigned by the Board.

7. Powers And Duties Of The Vice-Presidents.

In the absence of the President or in the event of the President’s death, inability or refusal to act, the Vice-President (or if more than one), the senior Vice-President in length of service shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all restrictions upon the President. Each Vice-President shall perform such duties and have such authority as may be assigned to such Vice-President by the President or by the Board.

8. Powers And Duties Of The Secretary.

The Secretary shall (a) keep minutes of all meetings; (b) attend to serving all notices of the Corporation; (c) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the Board directs; (d) keep a stock record showing the names of all shareholders, their post office addresses as furnished by them, and the shares of stock held by them, and at least ten days before each shareholders’ meeting, prepare a list of shareholders entitled to vote thereat arranged in alphabetical order; (e) sign in the name of the Corporation all contracts authorized by the Board or the President; and (f) in general, perform all duties incident to the office and such other duties as may be assigned by the President or the Board.

9. Powers And Duties Of The Treasurer.

The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, keep full and accurate records and accounts of the transactions and financial condition of the Corporation, and see that all expenditures are duly authorized and evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories approved by the Board, all moneys that come into the Treasurer’s hands for the Corporation’s account; (c) make a full report of the financial condition of the Corporation at annual shareholder meetings or at any meeting of the Board; and (d) in general, perform such duties as may be assigned by the President or by the Board. The Treasurer’s books and accounts shall be open during business hours to the inspection of any director. The Treasurer shall, if required by the Board, give bond in such form and with such sureties as shall be required by the Board.

10. Assistant Secretaries And Assistant Treasurers.

There shall be such number, if any, of Assistant Secretaries and Assistant Treasurers as the Board may authorize and appoint, or as appointed by an officer upon whom such authority has been conferred by the Board. The Assistant Secretaries may attest the signature of the President or Vice-Presidents. The Assistant Treasurers shall, if required by the Board, give bonds in such form and with such sureties as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, shall perform such other duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the President or the Board.

11. Other Assistants And Acting Officers.

The Board or any officer, duly authorized by the Board, may appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever it is impracticable for such officer to act personally, and such assistant or acting officer may perform all the duties of the office to which appointed as assistant, except as such power may be otherwise defined or restricted by the Board or the appointing officer.

12. Salaries.

The salaries of the officers shall be fixed by the Board, and no officer shall be prevented from receiving such salary because he is also a director of the Corporation.

13. General Manager.

The Board may employ and fix the salary of a general manager to conduct the management of the Corporation’s business. An officer of the Corporation or any other person may serve as general manager. The general manager shall manage the regular business and affairs of the Corporation, and shall have such other powers and duties as the Board shall specify.

ARTICLE V. SHARES AND THEIR TRANSFER

1. Certificates For Shares.

Every shareholder shall be entitled to a certificate or certificates, in such form as the Board prescribes, certifying the number and class of shares owned. No certificate shall be issued for any share until such share is fully paid.

2. Execution Of Certificates.

The share certificates shall be numbered in the order issued and signed by the President, or any Vice-President, and the Treasurer, or an Assistant Treasurer or the Secretary, or an Assistant Secretary, and the corporate seal (if one be adopted) shall be affixed thereto.

3. Share Record.

A record shall be kept by the Secretary, or by any other person designated by the Board, of the names and addresses of all shareholders and the number and class of shares held by each and the respective dates thereof and in case of cancellation, the respective dates of cancellation. Said record shall be kept at the registered office or principal place of business of the Corporation.

4. Cancellation.

Every certificate surrendered shall be cancelled, and no new certificate or certificates issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except as provided in Section 7 of this Article.

5. Transfers Of Stock.

Transfers of shares shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney authorized by power of attorney duly executed and filed with the Secretary, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, whenever any transfer of shares shall be made for collateral security, such fact, if known, shall be so expressed in the entry of transfer.

6. Regulations.

The Board may make such rules and regulations not inconsistent with the Articles of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for stock, including the appointment of transfer clerks, transfer agents, or registrars, and may require all certificates to bear the signature or signatures of any of them. The Board may at any time terminate the employment of any transfer clerk or agent of registrar.

7. Lost, Destroyed, Or Mutilated Certificates.

The Board may require the owner of any lost, stolen, mutilated or destroyed certificate, or such person’s legal representatives, to give a bond in such sum and in such form as it may direct with such surety or sureties satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board, if required. The Board may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so. However, the Board may refuse to replace any lost certificate save upon court order.

8. Closing Of Transfer Books.

The Board may direct that the stock transfer books be closed for a period not exceeding fifty days preceding the date of any shareholder meeting or in order to make a determination of shareholders for any proper purpose. However, if the stock transfer books be closed for purposes of determining shareholders entitled to notice of or to vote at a shareholder meeting, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a record date for any such determination, such date to be not more than fifty days, and, in case of a shareholder meeting, not less than ten days prior to the date on which the particular shareholder action is to be taken. If the stock transfer books are not closed and no record date is fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring any dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any shareholder meeting has been made, such determination shall apply to any adjournment thereof.

ARTICLE VI. WRITTEN INSTRUMENTS, LOANS, CHECKS AND DEPOSITS

1. Written Instruments.

All deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation is a party shall be executed in its name by the President, or by such other officer or officers, agent or agents as authorized by a resolution of the Board.

2. Loans.

No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

3. Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined by the Board.

4. Deposits.

All corporate funds not otherwise employed shall be deposited to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

ARTICLE VII. MISCELLANEOUS PROVISIONS

1. Corporate Seal.

The Corporation shall have no corporate seal.

2. Voting Of Stocks Owned By The Corporation.

In the absence of a resolution of the Board to the contrary, the President or any Vice-President acting within the scope of such person’s authority are authorized to attend, vote, or grant discretionary proxies to be used at any meeting of shareholders of any corporation in which this Corporation owns shares of stock, and to execute a waiver of notice of any such meeting. The Board may designate any officer or person as a proxy or attorney-in-fact to vote shares in any other corporation in which this Corporation may own shares of stock.

3. Dividends.

Subject to limitations imposed by law, the Board may, out of funds legally available therefor, declare dividends as it deems expedient. Before declaring any dividend, there may be set apart out of any funds available for dividends, such sum or sums as the Board in its discretion deems proper or in the interests of the Corporation.

4. Shareholders’ Right To Information.

(a) Any person who has been a shareholder of record for at least six months immediately preceding such person’s demand or who is the holder of record of at least five percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney, at any reasonable time, for any proper purpose, the books and records of account, minutes and record of shareholders, and to make extracts therefrom.

(b) Upon the written request of any shareholder, the Corporation shall mail to such shareholder its most recent financial statement.

5. Conducting Of Meetings.

All meetings shall be conducted pursuant to Robert’s Rules of Order, Revised, except to the extent that other procedural requirements are set forth by law, the Articles of Incorporation, or the Bylaws.

ARTICLE VIII. SPECIAL PROVISIONS

1. Indemnification; Third Party Actions.

The Corporation, to the fullest extent permitted by Delaware law, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (such serving as a director, officer, employee or agent of the Corporation or at the request of the Corporation referred to herein as “serving on behalf of or at the Corporation’s request”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Indemnification; Derivative Actions.

The Corporation shall, to the fullest extent permitted by Delaware law, indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was serving on behalf of or at the Corporation’s request, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

3. Indemnification; Further Provisions.

If a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of such person is proper because he has met the applicable standard of conduct set forth in Section 1 and Section 2; such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors not parties to such action, suit or proceedings or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in this Section 3 upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as authorized herein. The indemnification provided herein shall not be exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Board shall have power to purchase and maintain insurance on behalf of any person who is or was serving on behalf of or at the Corporation’s request against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof.

ARTICLE IX. AMENDMENTS

These Bylaws shall be subject to amendment, alteration or repeal in whole or in part or new Bylaws may be adopted by the vote of the majority of the directors then in office at any meeting of the Board; provided, however, that notice of intention to make, amend or repeal the Bylaws in whole or in part, or to adopt new Bylaws, shall have been given in the notice of such meeting, unless all directors then in office shall unanimously vote in favor of any such amendment, alteration or repeal, or shall consent thereto as provided in Section 16 of Article III.

John Zieser, President and Secretary